UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2007

_______________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0588680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050
Houston, Texas 77042
(Address of principal executive offices, including ZIP code)

(713) 499-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

 _______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

U.S. CONCRETE, INC.

INDEX

Page No.
Item 9.01. Financial Statements and Exhibits	3
EXHIBITS	20
SIGNATURE	21

9.01 Financial Statements and Exhibits

As previously reported in U.S. Concrete, Inc.’s Current Reports on Form 8-K dated March 26, 2007 and April 5, 2007, several subsidiaries of U.S. Concrete entered into a contribution agreement with the Edw. C. Levy Co. relating to the formation of a ready-mixed concrete joint venture operating in Michigan. The joint venture is being conducted through a recently formed limited liability company, which has several operating subsidiaries. Under the contribution agreement, U.S. Concrete subsidiaries became members of the limited liability company by contributing their ready-mixed concrete and related concrete products assets in Michigan (excluding working capital) to the joint venture in exchange for an aggregate 60 percent ownership interest, and the Edw. C. Levy Co. became a member by contributing all of its ready-mixed concrete and related concrete products assets (excluding working capital), which were conducted through its Clawson Concrete Company division, for a 40 percent ownership interest. In connection with the Contribution Agreement, the relevant U.S. Concrete subsidiaries and the Edw. C. Levy Co. sold their respective ready-mixed concrete raw materials inventories to the joint venture. In addition, the relevant U.S. Concrete subsidiaries sold their building materials resale inventories and certain other assets to the joint venture The joint venture, is operating primarily under the trade name Superior Materials, currently owns and operates 28 ready-mixed concrete plants, a 24,000-ton cement terminal and approximately 300 ready-mixed concrete trucks.

The effective dates for the contributions under the contribution agreement were April 1, 2007 and April 2, 2007. For financial reporting purposes, U.S. Concrete intends to include the joint venture in U.S. Concrete’s consolidated accounts. This Current Report on Form 8-K is being filed to provide: (1) the historical audited financial statements of the Clawson Concrete Company division, which was acquired by the joint venture in which U.S. Concrete now owns the majority interest, and (2) pro forma financial statements of U.S. Concrete to reflect both the acquisition and disposition components of the joint venture formation transactions.

(a) Financial Statements of Businesses Acquired

Independent Auditor’s Report

To the Board of Directors
Edw. C. Levy Co.
Clawson Concrete Company Division

We have audited the accompanying divisional balance sheet of Clawson Concrete Company (a division of Edw. C. Levy Co.) as of December 31, 2006, 2005, and 2004 and the related divisional statements of operations and cash flows for each year in the three-year period ended December 31, 2006. These divisional financial statements are the responsibility of Clawson Concrete Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the divisional financial statements referred to above present fairly, in all material respects, the divisional financial position of Clawson Concrete Company at December 31, 2006, 2005, and 2004 and the results of its operations and its cash flows for each year in the three-year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Plante & Moran, PLLC
Southfield, Michigan
June 7, 2007

Clawson Concrete Company

Divisional Balance Sheet

	December 31, 2006	December 31, 2005	December 31, 2004
Assets
Current Assets
Cash	$224,801	$377,468	$1,252,075
Accounts receivable	4,403,646	6,100,602	6,715,073
Inventories	1,932,632	2,197,183	1,456,263
Prepaid expenses and other current assets	86,179	164,106	241,648
Total current assets	6,647,258	8,839,359	9,665,059
Property, Plant, and Equipment - Net (Note 2)	4,096,138	5,393,380	5,895,694

Total assets	$10,743,396	$14,232,739	$15,560,753

Liabilities and Parent Company Investment

Current Liabilities
Trade accounts payable	$1,302,428	$1,128,274	$1,124,344
Current portion of long-term debt (Note 3)	46,483	—	—
Amounts due to Edw. C. Levy Co. and Affiliates
(Note 5)	263,352	1,361,918	606,435
Accrued and other current liabilities	254,449	259,180	273,465
Total current liabilities	1,866,712	2,749,372	2,004,244
Long-term Debt - Net of current portion (Note 3)	76,721	—	—

Parent Company Investment	8,799,963	11,483,367	13,556,509
Total liabilities and parent
company investment	$10,743,396	$14,232,739	$15,560,753

See Notes to Divisional Financial Statements

Clawson Concrete Company

Divisional Statement of Operations

	Year Ended
	December 31, 2006	December 31, 2005	December 31, 2004
Net Sales	$32,041,677	$36,774,659	$35,553,529
Cost of Sales	34,476,079	37,360,810	34,956,340
Gross Profit (Loss)	(2,434,402)	(586,151)	597,189
Operating Expenses	6,054,468	6,366,301	5,379,243
Gain on Sale of Property, Plant, and
Equipment	3,590	1,170,939	119,654
Operating Loss	(8,485,280)	(5,781,513)	(4,662,400)
Nonoperating Income	111,435	190,398	15,000
Divisional Loss	$(8,373,845)	$(5,591,115)	$(4,647,400)

See Notes to Divisional Financial Statements

Clawson Concrete Company

Divisional Statement of Cash Flows

	Year Ended December 31
	2006	2005	2004
Cash Flows from Operating Activities
Divisional loss	$(8,373,845)	$(5,591,115)	$(4,647,400)
Adjustments to reconcile divisional loss to net
cash from operating activities:
Depreciation and amortization	1,510,322	2,072,636	2,551,329
(Gain) loss on sale of property and
equipment	(3,590)	(1,170,939)	119,654
Bad debt expense	153,232	45,520	267,837
Net change in:
Accounts receivable	1,543,724	568,951	(2,033,797)
Inventories	264,551	(740,920)	56,249
Prepaid expenses and other	77,927	77,542	(53,768)
Accounts payable	174,154	3,930	(44,368)
Accrued liabilities and other	(4,731)	(14,285)	141,881

Net cash used in
operating activities	(4,658,256)	(4,748,680)	(3,642,383)

Cash Flows from Investing Activities
Purchase of property and equipment	(65,173)	(1,660,037)	(1,339,247)
Proceeds from disposition of property and
equipment	25,833	1,260,654	133,648

Net cash used in investing
activities	(39,340)	(399,383)	(1,205,599)

Cash Flows from Financing Activities
Payments on debt	(46,946)	—	—
Change in parent company investment	5,690,441	3,517,973	7,318,271
Change in amounts due to Edw. C. Levy Co.
and affiliates	(1,098,566)	755,483	(1,791,508)

Net cash provided by
financing activities	4,544,929	4,273,456	5,526,763

Net Increase (Decrease) in Cash	(152,667)	(874,607)	678,781

Cash - Beginning of year	377,468	1,252,075	573,294

Cash - End of year	$224,801	$377,468	$1,252,075

See Notes to Divisional Financial Statements

Clawson Concrete Company

Notes to Divisional Financial Statements
December 31, 2006, 2005, and 2004

Note 1 - Nature of Business and Significant Accounting Policies

The divisional financial statements include all of the operating accounts of Clawson Concrete Company (Clawson), a division of Edw. C. Levy Co. (Levy), for the years ended December 31, 2006, 2005, and 2004. Levy is a closely held company based in Detroit, Michigan that is in the asphalt paving, sand and gravel extracting, concrete production, and steel mill services industries. Clawson manufactures and sells concrete products in Southeast Michigan. On April 2, 2007, Levy contributed certain assets of Clawson to a subsidiary of US Concrete, Inc., a public company, in exchange for minority ownership in the subsidiary as described in Note 8.

Basis of Presentation - The accompanying financial statements are presented on a carve-out basis and as such present management’s best estimate of Clawson’s financial position and results of operations. Although management believes the allocations are reasonable, the financial statements may not represent the financial position of Clawson had Clawson been a separate, stand-alone entity during the periods presented. Clawson’s future operating results on an unaffiliated, stand-alone basis may be different from past results.

Allocation Methodology - To the extent assets, liabilities, revenue, expenses, gains, and losses are identifiable and directly attributable to Clawson they are included in the accompanying divisional financial statements. Certain executive, administrative, financial, legal, and general services are performed on a centralized basis by Levy. The costs of services provided by Levy are allocated to the division using a pro rata share, based on sales, of the total cost pool related to these activities, which management considers to be a reasonable reflection of the utilization of services provided. In addition, Clawson is allocated a portion of Levy’s employee benefit costs. The employee benefit costs are allocated based on actual number of employees, which management considers to be a reasonable allocation of expenses incurred. Clawson was allocated expenses totaling approximately $4,151,000, $4,710,000, and $3,526,000, in 2006, 2005, and 2004, respectively.

Trade Accounts Receivable - Accounts receivable are stated at net invoice amounts. An allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for other accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. An allowance for doubtful accounts of $175,000 has been recorded at December 31, 2006, 2005, and 2004.

Inventory - Inventories consist of raw materials and are stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method for all inventory.

Clawson Concrete Company

Notes to Divisional Financial Statements
December 31, 2006, 2005, and 2004

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Property, Plant, and Equipment - Property, plant, and equipment are stated at cost. Depreciation is computed using the straight-line method for buildings and accelerated methods for other assets over the estimated useful lives of the assets.

Parent Company Investment - Parent company investment is the accumulated earnings and losses of Clawson since inception plus Levy’s funding of operations.

Income Taxes - Pursuant to provisions of the Internal Revenue Code, Levy has elected to be taxed as an S Corporation. Generally, the income of an S Corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro rata share of the corporation’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying divisional financial statements.

Revenue Recognition - Revenue from sales of concrete is recognized when the product is shipped to the customer.

Union Contracts - Approximately 62 percent of Clawson’s employees are covered under union contracts at December 31, 2006. Approximately 48 percent of Clawson’s employees are covered under contracts that expire in 2007.

Warranty - Clawson typically provides a one-year warranty on all sales. Warranty expense was approximately $168,000, $136,000, and $67,000 for 2006, 2005, and 2004, respectively.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Clawson Concrete Company

Notes to Divisional Financial Statements
December 31, 2006, 2005, and 2004

Note 2 - Property, Plant, and Equipment

Property, plant, and equipment are summarized as follows:

	2006	2005	2004	Depreciable Life - Years
Land	$933,620	$933,620	$933,620	—
Land improvements	626,944	628,428	731,887	10-15
Buildings and plants	10,054,919	10,083,409	10,952,404	7-40
Machinery and equipment	1,477,589	1,622,359	1,388,761	5-10
Transportation equipment	17,831,384	18,937,797	19,433,014	5
Furniture and fixtures	44,546	44,546	44,546	3-5

Total cost	30,969,002	32,250,159	33,484,232

Accumulated depreciation	26,872,864	26,856,779	27,588,538
Net property and equipment	$4,096,138	$5,393,380	$5,895,694

For the years ended December 31, 2006, 2005, 2004, depreciation and amortization expense was $1,510,322, $2,072,636, and $2,551,329, respectively.

Note 3 - Long-term Debt

Long-term debt at December 31, 2006 consists of a note payable to a financing company due in monthly installments of $4,525, including interest at 7.65 percent. The note is collateralized by the specific equipment and is due in June 2009. The outstanding balance at December 31, 2006 is $123,204.

The balance of the above debt matures as follows:

2007	$46,483
2008	50,166
2009	26,555

Total	$123,204

Interest expense for the year ended December 31, 2006 was $5,205.

Clawson Concrete Company

Notes to Divisional Financial Statements
December 31, 2006, 2005, and 2004

Note 4 - Pension and Other Postretirement Benefits

Clawson makes contributions to multiemployer pension plans for certain union employees whose benefits are collectively bargained. Contributions under these pension plans are based on specified rates as provided by union agreements. Pension expense for such plans amounted to $1,417,095, $1,446,078, and $915,573 for the years ended December 31, 2006, 2005, and 2004, respectively. While contributions are based on fixed hourly rates, federal laws impose certain contingent liabilities on contributors to multiemployer plans such as these. In the event of withdrawal from the plan and under certain other conditions, a contributor to a multiemployer plan may be liable to the plan in accordance with formulas established by law.

All eligible salaried and certain hourly employees are covered by noncontributory defined benefit pension plans through Levy. In addition, Clawson provides certain defined health care and life insurance benefits for retired employees through Levy. The expense allocated to Clawson related to these plans, which was based on actual employees covered under the plans, was $395,856, $388,355, and $321,424 for years ended December 31, 2006, 2005, and 2004, respectively.

Note 5 - Related Party Transactions

For each year in the three-year period ended December 31, 2006, materials and services provided by other divisions of Levy and companies under common control (collectively "affiliates") consisted of the following:

	2006	2005	2004
Aggregates purchased	$1,017,140	$2,845,034	$3,570,725
Trucking and other services purchased	1,017,530	942,767	1,101,827
Rent expense	278,286	200,000	200,000

It is management’s policy that materials and services purchased from other divisions and affiliates are transacted at the price the divisions or affiliates would sell to third parties (effectively market). These materials and services purchased in the normal course of business are classified as amounts due to Edw. C. Levy Co. and affiliates on the divisional balance sheet. The average balance was approximately $813,000, $984,000, and $1,502,000 for 2006, 2005, and 2004, respectively.

The assets of Clawson are subject to creditors of Levy as a whole. In the event of default by Levy, the assets of Clawson could be used to satisfy the obligations.

Clawson Concrete Company

Notes to Divisional Financial Statements
December 31, 2006, 2005, and 2004

Note 6 - Self-insurance

Clawson, Levy, and affiliates are partially self-insured for workers’ compensation and have obtained specific excess reinsurance coverage for claims in excess of $1,000,000 per accident. Amounts charged to operations by Clawson related to workers’ compensation totaled approximately $4,000, $159,000, and $21,000 for the years ended December 31, 2006, 2005, and 2004, respectively. Clawson is also self-insured for employee health care coverage. Amounts charged to operations under this plan for Clawson totaled approximately $901,000, $990,000, and $743,000 for the years ended December 31, 2006, 2005, and 2004, respectively.

Note 7 - Cash Flows

Clawson purchased equipment under an installment note totaling $170,150 in 2006. There were no significant noncash investing and financing transactions during 2005 and 2004.

Cash paid for interest totaled $5,205 in 2006. There was no cash paid for interest in 2005 and 2004. There was no cash paid for income taxes in 2006, 2005, or 2004.

Note 8 - Subsequent Events

On April 2, 2007, Levy contributed $1,000,000 of cash and certain property, plant, and equipment of Clawson in exchange for a 40 percent membership interest in Superior Materials Holdings, LLC, a subsidiary of US Concrete, Inc. Superior Materials Holdings, LLC includes all of US Concrete, Inc.’s property, plant, and equipment representing its Michigan operations.

The Clawson assets had a net book value of approximately $3,500,000 when contributed. In exchange for the assets, Levy was credited with a capital contribution of approximately $16,500,000.

Levy has contracted with Superior Materials Holdings, LLC to continue to provide aggregates at market value following the effective date of this transaction.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information reflects our historical results as adjusted on a pro forma basis to give effect to the disposition of 40% of substantially all of our Michigan operations (excluding quarry assets and working captial) through a contribution of those operations to a newly formed joint venture company, Superior Materials Holdings, LLC, in return for a 60% interest in that company, which includes the Michigan ready-mixed concrete operations contributed by the Edw. C. Levy Co. The unaudited pro forma balance sheet information gives effect to the disposition of the 40% interest in those Michigan operations and our acquisition of the 60% interest in the joint venture company (which we refer to together as the “joint venture formation transactions”) as if they had occurred on March 31, 2007. The unaudited pro forma statement of operations information for the year ended December 31, 2006 and the three months ended March 31, 2007 gives effect to the joint venture formation transactions as if they had occurred on January 1, 2006. The pro forma adjustments are based on available information and assumptions that our management believes are reasonable and are described in the related notes.

The historical statement of operations information for the year ended December 31, 2006 is derived from our audited historical consolidated financial statements, the unaudited historical financial statements of our Michigan operations and the audited divisional financial statements of Clawson Concrete Company (a division of Edw. C. Levy Co.) included in Item 9.01(a) of this report. The historical balance sheet and statement of operations information as of and for the three months ended March 31, 2007 are derived from our unaudited consolidated financial statements, the unaudited historical financial statements of our Michigan operations and the unaudited divisional financial statements of Clawson Concrete Company (a division of the Edw. C. Levy Co.).

 The unaudited pro forma financial statement information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations which would have been realized had the joint venture formation transactions been effective as of or for the periods presented or the financial position or the results of operations of U.S. Concrete and its subsidiaries (including our consolidation of Superior Materials Holdings, LLC) in the future. The unaudited pro forma financial information as of and for the periods presented may have been different had the transactions actually been completed as of or during the period presented due to, among other factors, effects of goodwill impairments and various “Risk Factors” discussed under Item 1A. of our annual report on Form 10-K for the year ended December 31, 2006.

The pro forma adjustments reflecting the joint venture formation transactions are based on various preliminary estimates and assumptions. The actual adjustments to our consolidated financial statements will be affected by a number of factors, including Superior Materials Holdings, LLC becoming consolidated into our consolidated financial statements, with the outside interest in Superior Materials Holdings, LLC being reflected as a minority interest in our consolidated balance sheet and statement of operations, final settlement of contractual post-closing adjustments, and additional information available at such time. Accordingly, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences could be material.

You should read the unaudited pro forma financial information in conjunction with the historical consolidated financial statements and related notes thereto of U.S. Concrete included in our annual report on Form 10-K for the year ended December 31, 2006 and the audited divisional financial statements of Clawson Concrete Company (a division of Edw. C. Levy Co.) included in Item 9.01(a) of this report.

U.S. CONCRETE, INC.
UNAUDITED PRO FORMA BALANCE SHEET
March 31, 2007
(in thousands)

			Pro Forma
	U.S. Concrete, Inc.	Clawson Concrete Company	Adjustments			Combined
ASSETS
Current Assets:
Cash and cash equivalents	$9,501	$25	$975	2	(a)	$10,501
Trade accounts receivable, net	99,867	2,421	(2,421)	2	(b)	99,867
Inventories	33,046	2,990	725	2	(c)	36,761
Prepaid expenses	6,163	117	(117)	2	(b)	6,163
Other current assets	20,241	—	—			20,241
Total current assets	168,818	5,553	(838)			173,533
Properties, plant and equipment, net	268,817	3,820	13,340	2	(d)	285,977
Goodwill	259,653	—	891	2	(e)	260,544
Other assets	12,848	—	—			12,848
Total assets	$710,136	$9,373	$13,393			$732,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,596	$46	$—			$3,642
Accounts payable	35,736	1,434	2,281	2	(f)	39,451
Accrued liabilities	55,928	1,197	(1,197)	2	(g)	55,928
Total current liabilities	95,260	2,677	1,084			99,021
Long-term debt, net of current maturities	308,927	—	—			308,927
Other long-term obligations and deferred credits	10,950	62	—			11,012
Deferred income taxes	29,973	—	3,072	2	(h)	33,045
Total liabilities	445,110	2,739	4,156			452,005

Minority interest	—		15,871	2	(i)	15,871

Stockholders’ equity:
Parent company investment	—	6,634	(6,634)	2	(j)	—
Common stock	39		—			39
Additional paid-in capital	263,917		—			263,917
Treasury stock	(2,084)		—			(2,084)
Retained earnings	3,154		—			3,154
Total stockholders’ equity	265,026	6,634	(6,634)			265,026
Total liabilities and stockholders’ equity	$710,136	$9,373	$13,393			$732,902

See Notes to Unaudited Pro Forma Financial Information

U.S. CONCRETE, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(in thousands)
			Pro Forma
	U.S. Concrete, Inc.	Clawson Concrete Company	Adjustments			Combined

Sales	$169,389	$3,232	$—			$172,621
Cost of goods sold before depreciation, depletion and amortization	147,620	4,409	(50)	2	(k)	151,979
Selling, general and administrative expenses	17,740	855	(541)	2	(l)	18,054
Depreciation, depletion and amortization	7,218	264	(164)	2	(m)	7,318
Loss from operations	(3,189)	(2,296)	755			(4,730)
Interest income	24	—	—			24
Interest expense	6,891	—	—			6,891
Other income, net	483	46	(46)	2	(n)	483
Minority interest	—	—	2,047	2	(i)	2,047
Loss before income tax benefit	(9,573)	(2,250)	2,756			(9,067)
Income tax benefit	(3,844)	—	177	2	(o)	(3,667)
Net loss	$(5,729)	$(2,250)	$2,579			$(5,400)

Loss per share:
Basic	(0.15)					(0.14)
Diluted	(0.15)					(0.14)

Number of shares used in calculating loss per share:

Basic	38,030					38,030
Diluted	38,030					38,030

See Notes to Unaudited Pro Forma Financial Information

U.S. CONCRETE, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(in thousands)

			Pro Forma
	U.S. Concrete, Inc.	Clawson Concrete Company	Adjustments			Combined

Sales	$789,522	$32,042	$—			$821,564
Cost of goods sold before depreciation, depletion and amortization	649,351	33,921	(200)	2	(k)	683,072
Goodwill and other asset impairments	38,964	—	—			38,964
Selling, general and administrative expenses	66,430	5,161	(3,927)	2	(l)	67,664
Depreciation, depletion and amortization	22,322	1,444	(245)	2	(m)	23,521
Income (loss) from operations	12,455	(8,484)	4,372			8,343
Interest income	1,604	—	—			1,604
Interest expense	23,189	—	—			23,189
Other income, net	1,850	111	729	2	(n)	2,690
Minority interest	—	—	1,839	2	(i)	1,839
Loss before income tax
provision (benefit)	(7,280)	(8,373)	6,940			(8,713)
Income tax provision (benefit)	810	—	(501)	2	(o)	309
Net loss	$(8,090)	$(8,373)	$7,442			$(9,021)

Loss per share:
Basic	(0.22)					(0.24)
Diluted	(0.22)					(0.24)

Number of shares used in calculating earnings (loss) per share:
Basic	36,847					36,847
Diluted	36,847					36,847

See Notes to Unaudited Pro Forma Financial Information

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma balance sheet information as of March 31, 2007 has been adjusted to give effect to the disposition of 40% of substantially all of our Michigan operations through a contribution of those operations to a newly formed joint venture company, Superior Materials Holdings, LLC, in return for a 60% interest in that company, which includes the Michigan ready-mixed concrete operations contributed by the Edw. C. Levy Co. We refer to the disposition of the 40% interest in those Michigan operations and our acquisition of the 60% interest in the joint venture company together as the “joint venture formation transactions.” The unaudited pro forma statement of operations information for the year ended December 31, 2006 and the three months ended March 31, 2007 gives effect to the joint venture formation transactions as if they had occurred on January 1, 2006.

The unaudited pro forma balance sheet information as of March 31, 2007 and the unaudited pro forma statements of operations information for the three months ended March 31, 2007 and for the year ended December 31, 2006 have been prepared based on the following information:

(a)	audited consolidated financial statements of U.S. Concrete and its subsidiaries as of and for the year ended December 31, 2006;

(b)	unaudited consolidated financial statements of U.S. Concrete and its subsidiaries as of and for the three months ended March 31, 2007;

(c)	unaudited historical balance sheet and statement of operations of our Michigan operations as of and for the year ended December 31, 2006 and for the three months ended March 31, 2007;

(d)	audited divisional financial statements of Clawson Concrete Company (a division of Edw. C. Levy Co.) as of and for the year ended December 31, 2006; and

(e)	other supplementary information we considered necessary for the purpose of reflecting the disposition transaction reflected in the pro forma financial information.

The pro forma adjustments reflecting the joint venture formation transactions are based on various preliminary estimates and assumptions. The actual adjustments to our consolidated financial statements will depend upon a number of factors, including Superior Materials Holdings, LLC becoming a part our consolidated financial statements, with the outside interest being reflected as minority interest in our consolidated balance sheet and statement of operations, giving effect to the Edw. C. Levy Co.’s contribution of its ready-mixed concrete operations in the balance sheet and statement of operations of Superior Materials Holdings, LLC, final appraisals, final settlement of contractual post-closing adjustments, and additional information available at such time. Accordingly, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences could be material. We believe that such assumptions provide a reasonable basis for presenting all the significant effects of the disposition transaction and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

A summary of the preliminary pro forma purchase price allocation which reflects 40% of the net assets of our Michigan operations as the purchase price allocated among the components of the net assets of Clawson Concrete Company acquired through the joint venture formation transactions and reduced to the 60% interest we acquired in them is as follows (in thousands):

Estimated Purchase Price

Net assets of our Michigan operations reduced to 40%	$8,650

Preliminary Purchase Price Allocation
Cash	$1,000
Property, plant and equipment	17,160
Goodwill	891
Total assets acquired	19,051
Capital lease liability	108
Other long-term liabilities	3,072
Total liabilities assumed	3,180
Minority interest	7,221
Net assets acquired	$8,650

For the purposes of these pro forma financial statements, we have allocated to goodwill the excess of the estimated purchase price over the estimated fair value of the net assets acquired. We have not allocated any amounts to pre-acquisition contingencies, as these types of liabilities were not assumed by the joint venture. The pro forma combined financial statements do not include anticipated financial benefits from items such as cost and revenue synergies arising from the joint venture formation transactions, nor do the pro forma combined financial statements include any anticipated costs of integration we will incur.

Also, for purposes of these pro forma combined financial statements, the presentation of certain historical items of Clawson Concrete Company (a division of Edw. C. Levy Co.) has been modified to conform to this pro forma presentation.

2. Joint Venture Formation Transactions

The pro forma adjustments assume the following with respect to the joint venture formation transactions:

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(a)	Reflects the increase in cash associated with the $1.0 million contribution of cash to the joint venture by Edw. C. Levy Co.

(b)	Reflects the elimination of certain Clawson Concrete Company assets which were not contributed to the joint venture.

(c)	Reflects the adjustment to record the purchase of Clawson Concrete Company’s raw materials inventory at fair market value at the time of formation of the joint venture.

(d)	Reflects the adjustment required to state properties, plant and equipment of Clawson Concrete Company at its estimated fair market value of $17.2 million.

(e)
Reflects the excess of the 40% interest in our Michigan operations contributed to the joint venture over the 60% interest in the cash and net assets of Clawson Concrete Company contributed by the Edw. C. Levy Co. recorded as goodwill.

(f)
Reflects the increase in accounts payable related to the purchase of Clawson Concrete Company’s raw materials inventory, partially offset by the elimination of Clawson Concrete Company’s accounts payable, which was not assumed by the joint venture in the joint venture formation transactions.

(g)	Represents the elimination of accrued liabilities of Clawson Concrete Company which were not assumed in the joint venture formation transactions.

(h)
Deferred income taxes have been increased to reflect the estimated impact of income tax on our 60% share of the fair value adjustments to Clawson Concrete Company’s balance sheet assets and liabilities as described above. An effective income tax rate of 21% was used to calculate this adjustment, inclusive of state income tax effects.

(i)	Represents the adjustment to reflect the Edw. C. Levy Co. interest in the net assets and income (loss) before income tax provision (benefit) of the joint venture as a minority interest.

(j)	Clawson Concrete Company’s parent company investment has been eliminated to reflect the effect of the joint venture formation transactions.

(k)	Represents the reduction in certain lease expenses assumed by the Edw. C. Levy Co. as a component of the joint venture formation transactions.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(l)	Represents the elimination of certain general and administrative costs which were allocated to Clawson Concrete Company from the Edw. C. Levy Co. and will not be expenses of the joint venture.

(m)
Represents the adjustment required to record depreciation, depletion and amortization resulting from the fair value adjustments to the properties, plant and equipment of Clawson Concrete Company as well as conforming depreciation policies to that of U.S. Concrete and its subsidiaries.

(n)
Represents a payment to U.S. Concrete by the Edw. C. Levy Co. required by certain contractual provisions of the operating agreement among U.S. Concrete and the Edw. C. Levy Co. should the joint venture fail to have net income in its first year of operation, offset by the elimination of the other income of the Clawson Concrete Company which would not have been earned subsequent to the joint venture formation transactions. Payments to U.S. Concrete, if any, required under the operating agreement are only a requirement in the first year of operation. Accordingly, no similar other income adjustment is recorded in the three-month period ended March 31, 2007.

(o)
Represents the adjustment to reflect the aggregate pro forma income tax effect of the adjustments more fully described in notes 2(i), 2(k), 2(l), 2(m), and 2(n), and the pro forma income tax effect of U.S. Concrete's share of the loss before tax of Clawson Concrete Company at an income tax rate of 35%.

(d) Exhibits.

Exhibit No.	Exhibit

23.1	Consent of Independent Auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: June 15, 2007	By:	/s/ Robert D. Hardy
Robert D. Hardy Senior Vice President and Chief Financial Officer